                     GRUBB & ELLIS COMPANY AND SUBSIDIARIES
                    EXHIBIT (11) STATEMENT RE COMPUTATION OF
                         PER SHARE EARNINGS - FORM 10-Q
                 for the three-month and six-month periods ended
                             June 30, 1995 and 1994
                                   (Unaudited)
             (in thousands, except for shares and per share amounts)


                                                              Three Months                  Six Months
                                                            Ended June 30,                Ended June 30,
                                                    ----------------------------  ----------------------------
                                                         1995           1994           1995           1994
                                                         ----           ----           ----           ----
Primary income (loss) per share
  applicable to Common Stock:

  Weighted average common
    shares outstanding                                  8,797,377      4,114,549      8,799,014      4,087,386

  Net effect of the assumed conversion
    of Preferred Stock (A)                                      -      2,674,511              -              -
                                                    -------------  -------------  -------------  -------------

  Total                                                 8,797,377      6,789,060      8,799,014      4,087,386
                                                    -------------  -------------  -------------  -------------
                                                    -------------  -------------  -------------  -------------

  Net income (loss)                                 $        (418)  $      1,203  $      (4,329) $      (3,544)

  Earnings applicable to
    Preferred Stock                                          (723)          (461)        (1,424)        (1,295)
                                                    -------------  -------------  -------------  -------------

  Net income (loss) applicable to
    Common Stockholders                             $      (1,141) $         742  $      (5,753) $      (4,839)
                                                    -------------  -------------  -------------  -------------
                                                    -------------  -------------  -------------  -------------

  Net income (loss) per common
    share and equivalents applicable
    to Common Stock                                 $        (.13) $         .11  $        (.65) $       (1.18)
                                                    -------------  -------------  -------------  -------------
                                                    -------------  -------------  -------------  -------------

Fully-diluted income (loss) per share
    applicable to Common Stock:

  Weighted average common
    shares outstanding                                  8,797,377      4,114,549      8,799,014      4,087,386

  Net effect of the assumed conversion
    of Preferred Stock (A)                                      -      7,225,712              -              -
                                                    -------------  -------------  -------------  -------------

  Total                                                 8,797,377     11,340,261      8,799,014      4,087,386
                                                    -------------  -------------  -------------  -------------

  Net income (loss)                                 $      (1,141) $         742  $      (5,753) $      (4,839)
                                                    -------------  -------------  -------------  -------------
                                                    -------------  -------------  -------------  -------------
  Net income (loss) per common
    share and equivalents applicable
    to Common Stock                                 $        (.13) $         .11  $        (.65) $       (1.18)
                                                    -------------  -------------  -------------  -------------
                                                    -------------  -------------  -------------  -------------


(A) Assuming conversion of the 5% Junior Convertible Preferred Stock in the second quarter of 1994.


                                    17